SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2003
FILE NUMBER 811-1540
SERIES NO.: 15

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $  26,240
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $   8,673
              Class C Shares                 $   3,289
              Class R Shares                 $      49
              Institutional Shares           $       0

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.4275
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.2615
              Class C Shares                 $000.2615
              Class R Shares                 $000.3720
              Institutional Shares           $000.5210

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    54,224
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                    30,971
              Class C Shares                    11,063
              Class R Shares                       159
              Institutional Shares                   0

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 23.93
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 23.87
              Class C Shares                   $ 23.91
              Class R Shares                   $ 23.95
              Institutional Shares             $ 23.94